Exhibit 23.3

Consent of BDO USA, LLP

Consent of Independent Auditor

Franchise Group, Inc.

Virginia Beach, Virginia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of Franchise Group, Inc. of our report dated January 7, 2020, relating to the combined financial statements of Sears Outlet Stores (a carve-out business of Sears Hometown and Outlet Stores, Inc.) appearing in Franchise Group Inc.’s Current Report on Form 8-K/A dated January 8, 2020.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Chicago, Illinois

May 21, 2020